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INDEPENDENT AUDITORS' CONSENT
___________________________________________________________
The Board and Shareholders
Strategist World Fund, Inc.:
   Strategist World Growth Fund
   Strategist World Income Fund

We consent to the use of our reports included or incorporated herein by reference, and to the references to our Firm under the heading "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



                                    KPMG Peat Marwick LLP
Minneapolis, Minnesota
December   , 1996